Exhibit 10.18

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This constitutes Amendment No. 1 to that certain Employment Agreement (the “Agreement”) dated as of June 1, 2022, by and between Ludwig Enterprises, Inc. (the “Company”), and Anne B. Blackstone (“Executive”). Capitalized terms herein shall have the same meanings as set forth in the Agreement.

WHEREAS, the Board of Directors of the Company has retained the services of two additional executive officers and, in conjunction therewith, has determined it to be advisable to reassign executive officer duties.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive agree, as follows:

Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.1 Employment. The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, to serve as the Company’s President and director, upon the terms and subject to the conditions set forth in this Agreement. The period during which Executive is employed by the Company is referred to herein as the “Employment Period.” The effective date on which the Executive’s Employment Period ends for any reason or no reason is referred to herein as the “Termination Date.”

In all other aspects, the Agreement is ratified and affirmed as the 5th day of September, 2023.

COMPANY:	EMPLOYEE:
/s/ Anne B. Blackstone
LUDWIG ENTERPRISES, INC.	Anne B. Blackstone

By: /s/ Marvin Hausman, M.D.
Marvin Hausman, M.D.
Chief Executive Officer

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT | PAGE SOLO